Exhibit 10.2

Execution Version

AMENDED AND RESTATED

PARITY LIEN SECURITY AGREEMENT

Dated as of November 9, 2006

between

SABINE PASS LNG, L.P.,

as Company

and

THE BANK OF NEW YORK,

as Collateral Trustee

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ARTICLE VII COLLATERAL TRUSTEE MAY PERFORM		19

ARTICLE VIII REINSTATEMENT		19

ARTICLE IX EXCULPATORY PROVISIONS		20

ARTICLE X MISCELLANEOUS		20
10.01	No Waiver; Remedies Cumulative	20
10.02	Notices	20
10.03	Expenses	21
10.04	Waivers, etc	21
10.05	Successors and Assigns	21
10.06	Survival	21
10.07	Agreements Superseded	21
10.08	Severability	22
10.09	Captions	22
10.10	Counterparts	22
10.11	CONSENT TO JURISDICTION	22
10.12	Certain Matters Relating to Collateral Located in the State of Louisiana	22
10.13	Waiver of Jury Trial	24
10.14	GOVERNING LAW	24
10.15	Supremacy Clause	24
10.16	Subordination of Lien	24

Annex A:	Project Documents
Schedule 2.06(a):	Amounts Payable by Instrument or Tangible Chattel Paper
Schedule 2.06(c):	Investment Property
Schedule 2.06(f):	Commercial Tort Claims
Schedule 4.04:	UCC Filing Offices

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This AMENDED AND RESTATED PARITY LIEN SECURITY AGREEMENT, dated as of November 9, 2006 (this “Agreement”), is made between SABINE PASS LNG, L.P., a Delaware limited partnership (the “Company”) and THE BANK OF NEW YORK, a New York banking corporation, as collateral trustee (the “Collateral Trustee”) on behalf of and for the benefit of the Secured Parties (defined below).

RECITALS

A. Capitalized terms used in this Agreement have the meanings assigned to them above or in Article I below.

B. The Company (a) on the date hereof, will issue senior secured notes due November 30, 2013 and senior secured notes due November 30, 2016 (together, the “Initial Notes”) under an indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Company and The Bank of New York, in its capacity as indenture trustee (the “Trustee”) and (b) in the future may issue additional senior secured notes (together with the Initial Notes, the “Notes”) under the Indenture and/or may otherwise incur additional secured indebtedness raking pari passu with the Notes (such other secured indebtedness together with the Notes, the “Parity Secured Debt”).

C. The Company may, from time to time, incur additional future Parity Secured Debt that will, be secured Equally and Ratably with the Notes by Liens on all present and future Collateral.

D. In order to cause the Liens encumbering the Collateral and created herein to secure Equally and Ratably, the Notes and all other future Parity Lien Obligations, the Company and the other Pledgors will enter into a collateral trust arrangement pursuant to the Collateral Trust Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”) among the Company, the Pledgors, the Trustee, the other Secured Debt Representatives party thereto from time to time and the Collateral Trustee.

E. Pursuant to the Crest Settlement Documents, the Company is prohibited from creating or allowing to be created any lien, security interest or other encumbrance on any of the Company’s assets for borrowed money that is senior to or pari passu with the obligations of the Company to Crest and therefore the Company desires to grant in favor of the Collateral Trustee for the benefit of Crest, a secured lien that is senior to the Lien granted by the Company to the Collateral Trustee in favor of the Parity Lien Secured Parties.

F. The Company, Société Générale, as agent, and HSBC Bank USA, National Association, as collateral agent thereunder (in such capacity, the “Prior Collateral Agent”), were parties to a security agreement, dated as of February 25, 2005 (as amended, restated, supplemented and otherwise modified from time to time, the “Prior Security

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Agreement”) pursuant to which the Company granted an interest in all of its assets to the Prior Collateral Agent. Pursuant to a letter agreement dated as of the date hereof, the Prior Collateral Agent has assigned all of its rights under the Prior Security Agreement to the Collateral Trustee for the benefit of the Secured Parties. The Collateral Trustee for the benefit of the Secured Parties shall have no liability for any action or inaction of the Prior Collateral Agent. The Prior Security Agreement is hereunder declared amended and restated as the Agreement.

G. It is a requirement under the Indenture and a condition precedent to the issuance of the Notes that the Company shall have executed and delivered this Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.01 Certain Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used in this Agreement that are defined in the Collateral Trust Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Collateral Trust Agreement.

(b) The terms “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Rights”, “Payment Intangible”, “Proceeds”, “Record” and “Software” shall have the respective meanings ascribed thereto in Article 9 of the Uniform Commercial Code. In addition to the terms defined in the preamble, recitals and the first sentence of this Section 1.01(b), the following terms shall have the following respective meanings:

“Assigned Agreement” shall have the meaning assigned to that term in Section 2.01.

“Cheniere” means Cheniere Energy, Inc., a Delaware corporation.

“Collateral” shall have the meaning assigned to that term in Section 2.01.

“Collateral Accounts” means the “Accounts” under and as defined in the Security Deposit Agreement.

“Copyrights” means, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights,

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copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence: (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Crest” means Crest Investment Company, a Texas corporation.

“Crest Cheniere Indemnity” means that certain Indemnification Agreement, dated May 9, 2005, executed by Cheniere relating to the Settlement Agreement.

“Crest Default Remedy Instruction” means, collectively any instruction by Crest to the Collateral Trustee in writing to exercise remedies under the this Agreement as a result of the Company’s failure to make any payment in respect of the Crest Obligations after written demand by Crest.

“Crest Obligations” means all obligations of the Company in favor of Crest under the Crest Settlement Documents.

“Crest Settlement Documents” means (a) the Settlement Agreement, (b) the Assumption Agreement, (c) the Crest Cheniere Indemnity and (d) any and all other agreements and documents heretofore or hereafter entered into by any subsidiary of Cheniere pursuant to Section 1.07 of the Settlement Agreement.

“Event of Default” means (a) an “Event of Default” under and as defined in the Indenture or (b) any other Secured Debt Default.

“Gas” means any hydrocarbon or mixture of hydrocarbons consisting predominantly of methane which is in a gaseous state.

“Intellectual Property” means all Copyrights, all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets, (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used, (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the

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Company, in each case, to the extent assignable and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Company in respect of any of the foregoing.

“Loss Proceeds” shall have the meaning ascribed thereto in the Security Deposit Agreement.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patents” means, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence: (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Prior Collateral Agent” shall have the meaning ascribed thereto in the recitals.

“Project” means the Sabine Pass LNG receiving terminal in Cameron Parish, Louisiana, including associated storage tanks, unloading docks, vaporizers and related facilities.

“Project Document” means each of the agreements or other documents listed on Annex A and each other agreement to which the Company is party including contracts or agreements for legal, accounting, engineering, environmental, consulting and other professional services in connection with the Project.

“Secured Obligations” means the Parity Lien Obligations and the Crest Obligations.

“Secured Parties” mean all holders of Parity Lien Obligations, the Parity Lien Representatives and Crest.

“Settlement Agreement” means that certain Settlement and Purchase Agreement, dated as of June 14, 2001, by and among Cheniere, Cheniere FLNG, L.P., Crest, Crest Energy, L.L.C., and Freeport LNG Terminal, LLC.

“Site” shall have the meaning ascribed thereto in the Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement, dated as of November 9, 2006 between the Company and the Collateral Trustee.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all

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rights, now existing or hereafter coming into existence: (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, “Trademark” does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as a Trademark for the purposes of this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interests hereunder in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

1.02 Interpretation. The rules of interpretation set forth in Section 1.2 of the Collateral Trust Agreement shall apply to, and are hereby incorporated by reference in, this Agreement.

ARTICLE II

THE COLLATERAL

2.01 Grant for the benefit of the Parity Lien Secured Parties. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Parity Lien Obligations, the Company hereby pledges and grants to the Collateral Trustee for the benefit of the Parity Lien Secured Parties, a security interest in all of its right, title and interest in and to the following property, assets and revenues, whether now owned or in the future acquired by it and whether now existing or in the future coming into existence and wherever located (collectively, the “Collateral”):

(a) the Collateral Accounts and all amendments, extensions, renewals, and replacements thereof whether under the same or different account number, together with all funds, cash, monies, credit balances, financial assets, investments, Instruments, certificates of deposit, promissory notes, and any other property (including any Permitted Investments) at any time on deposit therein or credited to any of the foregoing, all rights to payment or withdrawal therefrom, and all proceeds, accounts receivable arising in the ordinary course, products, accessions, profits, gains, and interest thereon of or in respect of any of the foregoing;

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(b) the agreements, contracts and documents listed in Annex A (including all exhibits and schedules thereto) and each additional Project Document to which the Company is or may from time to time be a party or of which it is or may from time to time be a beneficiary, whether executed by the Company or by an agent on behalf of the Company, as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time (such agreements, contracts and documents, being individually, an “Assigned Agreement”, and collectively, the “Assigned Agreements”) including all rights of the Company (i) to receive moneys thereunder, whether or not earned by performance or for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of pursuant thereto, (ii) to receive proceeds of any performance or payment bond, liability or business interruption insurance, indemnity, warranty, guaranty or letters of credit with respect thereto, (iii) to all claims of the Company for damages arising out of, for breach of or default thereunder by any party other than the Company and (iv) to take any action to terminate, amend, supplement, modify or waive performance thereof, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(c) all Accounts, Deposit Accounts, Instruments, Documents, Chattel Paper (including Electronic Chattel Paper), Letters of Credit and Letter-of-Credit Rights, Inventory, Equipment, Fixtures (including those located on or forming part of the Site), Investment Property, Payment Intangibles, Software and, to the extent not already covered by the other enumerated categories of Collateral described in this clause (c), all Goods and General Intangibles; including all liquefied natural gas and Gas owned by the Company and the Project to be constructed on or near the Site pursuant to the plans and specifications set forth in the EPC Contract, all other machinery, apparatus, installation facilities, including all goods of the Company that are spare parts and related supplies, and all goods obtained by the Company in exchange for any such goods, all substances, if any, commingled with or added to such goods, all upgrades and other improvements to such goods and all other tangible personal property owned by the Company or in which the Company has rights, and all fixtures and all parts thereof and accessions thereto;

(d) all Investment Property and “Financial Assets” and “Securities Account” (each as defined in the UCC);

(e) all Commercial Tort Claims, including as listed on Schedule 2.01(e) attached hereto (as such schedule may be amended, supplemented or otherwise modified from time to time);

(f) all Government Approvals now or hereafter held in the name, or for the benefit, of the Company or of the Project; provided, that any Government Approval that by its terms or by operation of law (in each case, other than to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC) would be breached or become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted

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hereunder, are, in each case, expressly excepted from the Collateral to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability;

(g) all Records of the Company directly related to, or necessary for the use of, the foregoing Collateral included in clauses (a) - (e);

(h) all Intellectual Property; and

(i) all other tangible and intangible personal Property whatsoever of the Company and all cash, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, equity contributions, additions, substitutions and replacements of and to any and all of the foregoing, including all Proceeds of and to any of the Property the Company described in the preceding paragraphs of this Section 2.01 (including any Loss Proceeds or other Proceeds of insurance thereon (whether or not the Collateral Trustee is loss payee thereof), and any indemnity, warranty or guarantee, payable by any reason of loss or damage to or otherwise with respect to any of the foregoing, and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above).

2.02 Grant for the benefit of Crest. As collateral security for the prompt payment in full when due of the Crest Obligations now existing or hereafter arising, the Company hereby pledges and grants to the Collateral Trustee for the benefit of Crest, and hereby grants to the Collateral Trustee for the benefit of Crest, a security interest in all of the Company’s right, title and interest in, to and under the Collateral, whether now owned or in the future acquired by it and whether now existing or hereafter coming into existence and wherever located.

2.03 Priority. The relative priority of the liens granted pursuant to Section 2.01 and 2.02 shall be as set forth in the Collateral Trust Agreement.

2.04 Amendment and Restatement of Prior Security Agreement; Confirmation of Grant of Security. The Company hereby acknowledges that the Prior Collateral Agent assigned all of its rights under the Prior Security Agreement to the Collateral Trustee. This Agreement is hereby deemed to be an amendment and restatement of the Prior Security Agreement. The Company hereby confirms that all Collateral (as defined in the Prior Security Agreement (prior to giving effect to this amendment and restatement)) encumbered by the Prior Security Agreement will continue to secure to the fullest extent possible the payment and performance of the obligations secured by this Agreement.

2.05 Perfection. Concurrently with the execution and delivery of this Agreement, the Company shall (a) file such financing statements and other documents in such offices included, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office as shall be necessary to perfect and establish the priority of the Liens granted by this Agreement, (b) file amendments to any existing financing statements to reflect the assignment from the Prior Collateral Agent to the Collateral Trustee

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for the benefit of the Secured Parties of the security interest granted by the Company under the Prior Security Agreement and (c) take all such other actions as shall be necessary to perfect and establish the priority of the Liens granted by this Agreement.

2.06 Preservation and Protection of Security Interests. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Trustee for the benefit of the Parity Lien Secured Parties to enforce, the Collateral Trustee’s security interest for the benefit of the Parity Lien Secured Parties in the Collateral, the Company represents and warrants to the Parity Lien Secured Parties on the date hereof and as of and on the date of each extension of credit by any Parity Lien Secured Party pursuant to any Parity Lien Document and covenants as follows and agrees, in each case at its own expense, to take the following actions with respect to the following Collateral:

(a) Schedule 2.06(a) (as such schedule may be amended, supplemented or otherwise modified from time to time) lists all amounts payable under or in connection with any of the Collateral that are evidenced by any Instrument or Tangible Chattel Paper. Subject to Section 2.08, each Instrument and each item of Tangible Chattel Paper listed in Schedule 2.06(a) (i) in which Company currently has rights and (ii) in which Company acquires rights after the date hereof, has been and will be promptly, as the case may be, properly endorsed, assigned and delivered to the Collateral Trustee for the benefit of the Secured Parties, accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Trustee for the benefit of the Secured Parties has a perfected first priority security interest therein.

(b) Except as permitted by the Indenture and other Parity Lien Documents, the Company has no Deposit Accounts or Securities Accounts other than the Collateral Accounts. Subject to the Lien in favor of Crest, except as permitted by the Indenture and other Parity Lien Documents, the Collateral Trustee for the benefit of the Secured Parties has a first priority security interest in the Collateral Accounts. The Company shall not hereafter establish and maintain any other Deposit Account or Securities Accounts other than (i) Deposit Accounts and Securities Accounts which are used to deposit and hold disbursements made to the Company from the Construction Account in accordance with the Security Deposit Agreement, provided that the funds in such Deposit Accounts and Securities Accounts are used to pay Construction Expenses (as defined in the Security Deposit Agreement) and provided that with respect to each such Deposit Account and Securities Account, the Company shall make a good faith and commercially reasonable effort to cause the financial institution at which any such account is opened to execute a customary account control agreement in favor of the Collateral Trustee promptly following the opening of any such account, and (ii) any account (A) which is open as of the date hereof, (B) in which any amounts deposited therein will be transferred to the Construction Account as soon as practicable after such deposit is made and (C) which will be closed no later than December 31, 2006.

(c) Schedule 2.06(c) (as such schedule may be amended, supplemented or otherwise modified from time to time) sets forth all certificates or instruments

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representing or evidencing Investment Property comprising any part of the Collateral and all such certificates and instruments have been delivered to the Collateral Trustee in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Trustee has a perfected first priority security interest therein. The Company agrees that all certificates or instruments representing or evidencing Investment Property comprising any part of the Collateral acquired by the Company after the date hereof shall promptly (but in any event within five days after receipt thereof by the Company) be delivered to and held by or on behalf of the Collateral Trustee pursuant thereto. The Collateral Trustee shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Trustee or any of its nominees or endorse for negotiation any or all of the Investment Property. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right at any time to exchange certificates representing or evidencing Investment Property for certificates of smaller or larger denominations.

(d) If the Company shall at any time own or acquire, directly or through a nominee, any uncertificated securities constituting Investment Property, the Company shall promptly notify the Collateral Trustee thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Trustee, either (1) cause the issuer to agree to comply with instructions from the Collateral Trustee as to such securities, without further consent of the Company or such nominee or (2) register the Collateral Trustee for the benefit of the Secured Parties as the registered owner thereof on the books and records of the issuer.

(e) If the Company is at any time a beneficiary under a Letter of Credit now or hereafter issued, the Company shall promptly notify the Collateral Trustee thereof and the Company shall, at the request of the Collateral Trustee, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Trustee, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Trustee of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Trustee to become the transferee beneficiary of such Letter of Credit, with the Collateral Trustee agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Collateral Trust Agreement.

(f) Schedule 2.06(f) (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of the Company. If the Company shall at any time hold or acquire a Commercial Tort Claim, the Company shall immediately notify the Collateral Trustee in writing together with the brief details thereof and grant to the Collateral Trustee in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement.

(g) If the Company moves any item of Equipment with a book value greater than $25,000,000 to any location other than the Site, it shall, within ten Business Days of

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such move, notify the Collateral Agent in writing of such move, such notice to clearly describe such new location and provide such other information in connection therewith as the Collateral Trustee may reasonably request.

(h) The Company shall grant the Collateral Trustee or its designee from time to time, including but not limited to during the pendency of a Default or an Event of Default, reasonable access to all of its books and records, quality control and performance test data, all other data relating to the Project and construction progress and the physical facilities of the Project and an opportunity to discuss accounting matters with the Company’s independent auditors, provided that all such inspections are conducted during normal business hours in a manner that does not unreasonably disrupt the construction or operation of the Project. The Collateral Trustee shall also have the right to monitor, witness and appraise the construction, testing and operation of the Project. So long as a Default or any Event of Default has occurred and is continuing, the reasonable fees and documented expenses of such persons shall be for the account of the Company.

(i) The Company shall give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Government Approvals and take any and all steps that may be necessary to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Collateral Trustee to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens.

(j) The Company shall maintain, hold and preserve full and accurate Records concerning the Collateral, and stamp or otherwise mark such Records in such manner as may reasonably be required in order to reflect the Liens granted by this Agreement.

(k) The Company shall at any time upon request of the Collateral Trustee, cause the Collateral Trustee for the benefit of the Secured Parties to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) and within 120 days of such request deliver evidence of the same to the Collateral Trustee.

2.07 Attorney-in-Fact. Subject to the rights of the Company under Sections 2.08 and 2.09, the Company hereby appoints the Collateral Trustee as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and, following the occurrence and during the continuation of an Event of Default, taking any action and executing any instruments which the Collateral Trustee may deem necessary or reasonably advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Liens granted by this Agreement and to exercise its rights, remedies, powers and privileges under Article VI of this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Trustee shall be entitled under this Agreement, following the occurrence and during the continuation of an Event of Default (a) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due

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under and in respect of all or any part of the Collateral, (b) to receive, endorse and collect any Instruments or other drafts, documents and Chattel Paper in connection with clause (a) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums), (c) to file any claims or take any action or proceeding that the Collateral Trustee may deem necessary or reasonably advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral, (d) to execute, in connection with any sale or disposition of the Collateral under Article VI, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (e) to obtain and adjust insurance required to be maintained by the Company pursuant to the Indenture or any other Parity Lien Document and (f) to pay and discharge any taxes or Liens (other than Permitted Prior Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become Obligations of the Company to the Collateral Trustee, due and payable immediately without demand.

2.08 Instrument. So long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course of business any Instruments comprising any part of the Collateral obtained by it in the ordinary course of business, and the Collateral Trustee shall, promptly upon the written request of an officer of the Company, and at the expense, of the Company make appropriate arrangements for making any Instruments pledged by the Company available to the Company for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Trustee, against trust receipt or like document.

2.09 Rights and Obligation.

(a) The Company shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Trustee or any Secured Party of any right, remedy, power or privilege in respect of this Agreement shall not release the Company from any of its duties and obligations under such contracts and agreements. Neither the Collateral Trustee nor any Parity Lien Secured Party shall have a duty, obligation or liability under such contracts and agreements or in respect to any Government Approval included in the Collateral by reason of this Agreement or any other Security Document, nor shall the Collateral Trustee or any Parity Lien Secured Party be obligated to perform any of the duties or obligations of the Company under any such contract or agreement or any such Government Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Government Approval.

(b) No Lien granted by this Agreement in the Company’s right, title and interest in any contract, agreement or Government Approval shall be deemed to be a consent by the Collateral Trustee or any Secured Party to any such contract, agreement or Government Approval.

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(c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Company to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of the Secured Debt Documents.

(d) Neither the Collateral Trustee nor any Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

2.10 Release and Termination

(a) Continuing Security Interest; Termination. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge of Parity Lien Obligations, (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors, transferees and assigns.

(b) Releases. All or any portion of the Collateral shall be released from the security interest created hereby in accordance with Article 4 of the Collateral Trust Agreement.

2.11 Intellectual Property. For the purpose of enabling the Collateral Trustee for the benefit of the Parity Lien Secured Parties to exercise its rights, remedies, powers and privileges under Article VI at that time or times as the Collateral Trustee is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, the Company hereby grants to the Collateral Trustee for the benefit of the Parity Lien Secured Parties, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any Intellectual Property of the Company which is directly related to, or necessary and incidental to the use of, any of the Collateral, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

COLLATERAL ACCOUNTS

The Company agrees and confirms for the benefit of the Parity Lien Secured Parties that (a) pursuant to the Security Deposit Agreement, it has caused to be established with the Depositary Agent each of the Construction Account, the Operating Account, the DSR Account, the Debt Payment Account, the Revenue Account, the Distribution Account, Asset Sale Proceeds Account and Loss Proceeds Account, in each case in the name of the Collateral Trustee for the benefit of the Secured Parties and (b) it has instructed (or, on or before the effectiveness of each Project Document that is entered into after the date hereof, will instruct) each of the other parties to the Project Documents that all payments constituting revenues resulting from the ownership or operation of the Project due or to become due to the Company under or in connection with each such Project Document shall be made directly to the Collateral Trustee for deposit to the Revenue Account in accordance with the terms of the Collateral Trust Agreement.

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If, notwithstanding the foregoing, any such payment or proceeds are remitted directly to the Company, the Company shall hold such funds in trust for the Collateral Trustee and shall promptly remit such payments for deposit to the Revenue Account in accordance with the Collateral Trust Agreement. In addition to the foregoing, the Company agrees for the benefit of the Parity Lien Secured Parties that if the proceeds of any Collateral hereunder (including the payments made in respect of the Collateral Accounts) shall be received by it, the Company shall as promptly as possible transfer such Proceeds to the Collateral Trustee for deposit to the Revenue Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Collateral Trustee and shall not be commingled with any other funds or property of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

As of and on the date hereof, and as of and on the date of each extension of credit by any Parity Lien Secured Party pursuant to any Parity Lien Document, the Company represents and warrants to the Collateral Trustee for the benefit of the Parity Lien Secured Parties as follows:

4.01 Title. The Company is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 2, and such Collateral is free and clear of all Liens, except for Permitted Prior Liens.

4.02 No Other Financing Statements. The Company has not executed and is not aware of any currently effective financing statement or other instrument similar in effect that is on file in any recording office covering all or any part of the Company’s interest in the Collateral, except such as may have been filed pursuant to this Agreement (including the Crest Obligations) and the other Security Documents evidencing Permitted Prior Liens and the Junior Lien Obligations, and so long as the Discharge of Parity Lien Obligations has not occurred, the Company will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except for (i) financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Company, (ii) financing statements filed or to be filed in respect of Permitted Prior Liens or (iii) precautionary financing statements filed or to be filed in respect of operating leases of equipment entered into by the Company. The Company has not assigned any of its rights under the Instruments referred to in Section 2.01(c) except as expressly permitted under the Parity Lien Documents. The Company has not consented to, and is not otherwise aware of, any Person, other than the Collateral Trustee and the Depositary Agent, having either control (within the meaning of common law applicable to this Agreement), sole dominion, or “control” (within the meaning of the Uniform Commercial Code) over any interest in any Collateral Accounts or any funds or other property deposited therein.

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4.03 Perfection Representations.

(a) The name of the Company shown on the signature pages to this Agreement is the exact legal name of the Company. The Company is a limited partnership and its “location” (within the meaning of the Uniform Commercial Code) is Delaware. The offices where the Company keeps Records concerning the Collateral and a set of the original counterparts of the Assigned Agreements are located at the addresses specified for the Company in Section 10.02, or such other location as specified in the most recent notice delivered pursuant to Section 5.01.

(b) The Company has not (i) within the period of one year prior to the date hereof, changed its “location” (within the meaning of the UCC), (ii) changed its name, or (iii) heretofore become a “new debtor” (within the meaning of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

4.04 Other Perfection Matters. Upon the filing of financing statements or other appropriate instruments pursuant to the Uniform Commercial Code in the offices set forth on Schedule 4.04 attached hereto, the Collateral Trustee’s Liens in the Collateral granted hereunder shall be valid, continuing (subject to any requirement of the Uniform Commercial Code with respect to the filing of continuation statements), and perfected to the extent any such Lien may be perfected by the filing of a financing statement or other appropriate instrument. Upon the execution and delivery of the Security Deposit Agreement and the establishment of the Collateral Accounts, the Collateral Trustee’s Liens in the Collateral Accounts and in any funds or other property from time to time deposited therein shall be valid, continuing, and perfected to the extent any such Lien may be perfected by “control” (within the meaning of the Uniform Commercial Code). All other action necessary or reasonably requested by the Collateral Trustee for the benefit of the Secured Parties to protect and perfect the Liens in the Collateral has been duly taken with respect to any Collateral that the Company now owns or in which the Company now has a right. The Liens granted by this Agreement in favor of the Collateral Trustee are subject to no other Liens, except Permitted Prior Liens.

4.05 Fair Labor Standards Act. Any goods now or hereafter produced by the Company or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

4.06 No Further Consents, etc. No authorization, approval or other action by, and no notice to or filing with, any Government Authority or regulatory body is required for either (i) the grant by the Company of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by the Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by 2.05(a) above and as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities and authorizations or notices required to be obtained or provided by the Collateral Trustee in the event the Collateral Trustee becomes the owner of the Collateral pursuant to Article VI hereof. All actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the

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Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained.

ARTICLE V

COVENANTS

The Company covenants and agrees for the benefit of the Parity Lien Secured Parties that, until the Parity Lien Obligations have been indefeasibly paid in full:

5.01 Books and Records. The Company shall (a) stamp or otherwise mark the Records in its possession that relate to the Collateral in order to reflect the Liens granted by this Agreement and (b) give the Collateral Trustee at least 30 calendar days’ notice before it changes the office where the Company keeps the Records.

5.02 Legal Status. The Company shall not (i) change its type of organization or jurisdiction of organization or (ii) change its legal name or the name under which it does business from the name shown on the signature pages to this Agreement unless, in either case, it shall have given the Collateral Trustee at least 30 days’ prior written notice and taken all necessary steps to maintain the continuous validity, perfection and the same or better priority of Collateral Trustee’s security interest in the Collateral granted hereby.

5.03 Sales and Other Liens. The Company shall not (a) create, incur, assume or suffer to exist any Lien (other than Permitted Prior Liens) upon any Collateral or (b) file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Collateral Trustee is not named as the sole secured party for the benefit of the Secured Parties (except for financing statements related to Permitted Prior Liens and precautionary financing statements filed or to be filed in respect of operating leases of equipment entered into by the Company).

5.04 Further Assurances.

(a) The Company agrees that, from time to time upon the written request of the Collateral Trustee, the Company will execute and deliver such further documents and do such other acts and things as the Collateral Trustee may reasonably request in order fully to effect the purposes of this Agreement.

(b) The Company hereby authorizes the Collateral Trustee and/or any Secured Party (it being understood and agreed that the Collateral Trustee has no obligation in any circumstance) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company where permitted by law. Such financing statements may describe the Collateral in the same manner as described herein or may describe such property as “all assets” or “all personal property of the debtor, whether now existing or hereafter acquired.” Copies of any such statement or amendment thereto shall be delivered to the Company.

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(c) The Company shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all other expenses incident to the execution and acknowledgment of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

ARTICLE VI

REMEDIES

6.01 Events of Default, Etc. Subject to the provisions hereof, if any Event of Default shall have occurred and be continuing, the Company agrees for the benefit of the Parity Lien Secured Parties that:

(a) the Collateral Trustee in its sole discretion may require the Company to, and the Company shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Trustee and the Company, designated in the Collateral Trustee’s request;

(b) the Collateral Trustee in its sole discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of all or any part of the Collateral;

(c) the Collateral Trustee in its sole discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

(d) the Collateral Trustee in its sole discretion may, upon 10 Business Days’ prior written notice to the Company of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Trustee or any other Secured Party or any of their respective agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places and at such time or times as the Collateral Trustee deems best, for cash, on credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition of or time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Trustee or any other Secured Party or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly

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waived and released to the extent permitted by applicable Government Rule. The Collateral Trustee shall not be obligated to make any sale pursuant to any such notice. The Collateral Trustee may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention to the extent necessary to comply with applicable Government Rule. The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee until the full selling price is paid by the purchaser thereof, but neither the Collateral Trustee nor any other Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof;

(e) the Collateral Trustee shall have, and in its sole discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by applicable Government Rule, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Trustee were the sole and absolute owner of the Collateral (and the Company agrees to take all such action as may be appropriate to give effect to such right);

(f) the Collateral Trustee for the benefit of the Parity Lien Secured Parties may exercise the voting and other consensual rights the Company would otherwise be entitled to exercise in the Investment Property and the rights of the Company therein shall immediately cease and, upon such exercise by the Collateral Trustee, all such rights shall thereupon become vested in the Collateral Trustee for the benefit of the Parity Lien Secured Parties, which shall thereupon have the sole right to exercise such voting and other consensual rights and the Company shall, at its sole cost and expense, deliver to the Collateral Trustee for the benefit of the Parity Lien Secured Parties all proxies and other instruments as the Collateral Trustee may reasonably request to exercise such voting and consensual rights; and

(g) all rights of the Company to receive distributions from Investment Property which it would otherwise be authorized to receive and retain hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Trustee for the benefit of the Secured Parties, which shall thereupon have the sole right to receive and hold as Collateral and the Company shall, at its sole cost and expense, deliver to the Collateral Trustee for the benefit of the Parity Lien Secured Parties all dividend

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payment orders and other instruments as the Collateral Trustee for the benefit of the Secured Parties may reasonably request to receive all dividends and other distributions which it may be entitled to receive hereunder.

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 shall be applied in accordance with Section 6.04.

It shall be a condition precedent to any sale or transfer of the Collateral that such purchaser or transferee thereof enter into an assumption agreement substantially in the form of the Assumption Agreement unless, at the time of each such transfer, Cheniere or any of its direct or indirect affiliates, joint ventures, and subsidiaries that are involved in the LNG business have under contract at one or more LNG facilities it retains, the right and obligation to process and receive a tariff for processing at least one billion cubic feet of gas per day, for a period of at least five years following such transfer of assets. To the extent any purchaser or transferee is required to enter into any such assumption agreement, it shall be assigned the benefits of the Crest Cheniere Indemnity.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Collateral constituting Investment Property, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company for the benefit of the Parity Lien Secured Parties acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral constituting Investment Property for the period of time necessary to permit the respective issuer thereof to register it for public sale.

The Company acknowledges that the Collateral Trustee shall have no obligation to marshall any of the Collateral.

6.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Parity Lien Obligations, the Company shall remain liable to the Parity Lien Secured Parties for any deficiency.

6.03 Private Sale. The Collateral Trustee and the Parity Lien Secured Parties shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. To the extent permitted by applicable Government Rule, the Company hereby waives any claims against the Collateral Trustee or any Parity Lien Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the

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aggregate amount of the Secured Obligations, even if the Collateral Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

6.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01, and any other cash at the time held by the Collateral Trustee under Article III or this Article VI at the time of the exercise of such remedies, shall be applied by the Collateral Trustee in accordance with the terms of the Collateral Trust Agreement.

As used in this Article VI, “Proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Company or any issuer of, or account debtor or other Company on, any of the Collateral.

6.05 Crest Remedies. If Crest shall have delivered a Crest Default Remedy Instruction to the Collateral Trustee, the Collateral Trustee for the benefit of Crest shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code.

ARTICLE VII

COLLATERAL TRUSTEE MAY PERFORM

If the Company shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, the Collateral Trustee may (but shall not be obligated to), to the extent legally practicable (and so long as the rights of the Collateral Trustee shall not be adversely affected thereby (as determined by the Collateral Trustee)), upon reasonable notice to the Company, do the same or cause it to be done or performed or observed at the expense of the Company, in its name, and the Company hereby authorizes the Collateral Trustee to do.

ARTICLE VIII

REINSTATEMENT

This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Parity Lien Obligations is rescinded or must otherwise be restored by any holder of the Parity Lien Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

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ARTICLE IX

EXCULPATORY PROVISIONS

Notwithstanding anything herein to the contrary, the liability of the Collateral Trustee shall be limited, and the Collateral Trustee shall be entitled to indemnification and all rights, benefits, privileges, immunities and other protections as provided in Article 5 and 6 of the Collateral Trust Agreement, which provisions are incorporated by reference as if set forth in full herein.

ARTICLE X

MISCELLANEOUS

10.01 No Waiver; Remedies Cumulative. No failure or delay by any Parity Lien Secured Party in exercising any remedy, right, power or privilege under this Agreement or any other Parity Lien Document shall operate as a waiver of that remedy, right, power or privilege, nor shall any single or partial exercise of that remedy, right, power or privilege preclude any other or further exercise of that remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Agreement are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Parity Lien Documents or by applicable Government Rule.

10.02 Notices. All notices, requests and other communications provided for in this Agreement shall be given or made in writing (including by fax) and delivered to the intended recipient at the address specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted and received by fax or personally delivered or, in the case of a mailed notice or notice sent by courier, upon receipt, in each case given or addressed as provided in this Section 10.02.

If to the Company:

Sabine Pass LNG, L.P.

717 Texas Ave.

Ste 3100

Houston, TX 77002

Attn: Graham McArthur

Fax: (713) 659-5459

Email: gmcarthur@cheniere.com

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If to the Collateral Trustee:

The Bank of New York

101 Barclay Street, 8W

New York, NY 10286

Attn: Corporate Trust Administration

Fax: 212 815 5707

10.03 Expenses. The Company hereby agrees to reimburse the Collateral Trustee and each of the Secured Parties for all reasonable costs and expenses incurred by them hereunder as provided in Section 7.10 of the Collateral Trust Agreement.

10.04 Waivers, etc. This Agreement may be amended, supplemented or modified only by an instrument in writing signed by the Company and the Collateral Trustee acting in accordance with the Collateral Trust Agreement, and any provision of this Agreement may be waived by the Collateral Trustee acting in accordance with the Collateral Trust Agreement; provided that no amendment, supplement, modification or waiver shall, unless by an instrument in writing signed by the Collateral Trustee acting with the consent of all of the Secured Debt Representatives, alter the terms of this Section 10.04. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

10.05 Successors and Assigns. This Agreement, together with the other Security Documents, shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Trustee for the benefit of the Parity Lien Secured Parties, the other Secured Parties and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior consent of the Collateral Trustee for the benefit of the Parity Lien Secured Parties acting in accordance with Indenture and the other Parity Lien Documents).

The Company shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

10.06 Survival. Each representation and warranty made, or deemed to be made, in or pursuant to this Agreement shall survive the making or deemed making of that representation and warranty, and no Secured Party shall be deemed to have waived, by reason of making any extension of credit, any default under any of the Parity Lien Documents that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such or any other Secured Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

10.07 Agreements Superseded. This Agreement, together with the other Parity Lien Documents, constitutes the entire agreement and understanding among the parties to this Agreement with respect to the matters covered by this Agreement and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters.

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10.08 Severability. Any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement, and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.09 Captions. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

10.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party to this Agreement may execute this Agreement by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by fax shall be effective as the delivery of a fully executed counterpart of this Agreement.

10.11 CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE COMPANY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE COMPANY HEREBY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN THE STATE OF NEW YORK WHOM THE COMPANY MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN 30 DAYS’ NOTICE THEREOF TO THE COLLATERAL TRUSTEE), AS THE DULY AUTHORIZED AGENT FOR RECEIPT OF SERVICE OF LEGAL PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

10.12 Certain Matters Relating to Collateral Located in the State of Louisiana. With respect to Collateral which is located in the state of Louisiana, notwithstanding anything contained herein to the contrary:

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(a) Acceleration, Executory Process; Confession of Judgment. The Parity Lien Obligations may be accelerated in accordance with the terms and conditions of the applicable Secured Debt Documents. Upon such acceleration, that portion of the Parity Lien Obligations so accelerated shall become immediately do and payable, and upon such acceleration, the Collateral Trustee may, at its option (and, if so instructed by an Act of Required Debtholder, shall), declare the Parity Lien Obligations at once due and payable without further demand, notice or putting the Company in default, and cause all and singular the Collateral to be seized and sold under executory or other legal process, issued by any court of competent jurisdiction, with or without appraisement, at the option of the Collateral Trustee, to the highest bidder, for cash.

(b) Confession of Judgment. For purposes of foreclosure by executory process, the Company hereby confesses judgment in favor of the Collateral Trustee for the full amount of the Secured Obligations, including principal and interest, together with all attorney’s fees and costs, and any and all monies that may become due to the Collateral Trustee for the benefit of the Secured Parties under the terms hereof or secured hereby.

(c) Company’s Waiver of Rights. To the fullest extent permitted by law, the Company hereby waives:

(i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, to the extent applicable, and all other laws conferring the same;

(ii) the demand and three days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

(iii) the notice of seizure provided by Articles 2293 of the Louisiana Code of Civil Procedure; and

(iv) the three days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

(d) Special Appointment of Collateral Trustee as Agent. In addition to all of the rights and remedies of the Collateral Trustee hereunder, so long as this Agreement remains in effect, the Collateral Trustee is, pursuant to Louisiana R.S. 9:5388, hereby appointed by the Company as agent and attorney-in-fact of the Company, coupled with an interest, to carry out and enforce all or any specified portion of the incorporeal rights comprising part of the Collateral.

(e) Civil Law Terminology. All references in this Agreement to “real property”, “personal property”, “easements” and “receiver” shall mean and include “immovable property”, “movable property”, “servitudes” and “keeper” respectively.

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10.13 Waiver of Jury Trial. THE COMPANY AND THE COLLATERAL TRUSTEE (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

10.15 Supremacy Clause. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Collateral Trust Agreement, the terms and provisions of the Collateral Trust Agreement shall supersede and control the terms and provisions of this Agreement.

10.16 Subordination of Lien. The parties hereto intend that the security interests created under this Agreement in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties shall be effectively subordinated to the security interests created under this Agreement in favor of the Collateral Trustee for the benefit of Crest.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG – G.P., Inc.
its general partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

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THE BANK OF NEW YORK, not individually but solely in its capacity as Collateral Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Vice President

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ANNEX A

Project Documents

1.	Lump Sum Turnkey for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004, between Sabine Pass LNG, L.P. and Bechtel Corporation (Phase 1).

2.	Agreement for Engineering, Procurement, Construction and Management of the Sabine Pass Phase 2 LNG Receiving, Storage and Regasification Terminal Expansion, dated as of July 21, 2006, between Sabine Pass LNG, L.P. and Bechtel Corporation (Phase 2).

3.	EPC LNG Unit Rate Soil Improvement Contract, dated as of July 21, 2006, between Sabine Pass LNG, L.P. and Remedial Construction Services, L.P.

4.	EPC LNG Tank Contract, dated as of July 21, 2006, among Sabine Pass LNG, Zachary Construction Corporation and Diamond LNG LLC

5.	Operation & Maintenance Agreement, dated as of February 25, 2005, between Cheniere LNG O&M Services and Sabine Pass LNG, L.P.

6.	Management Services Agreement, dated as of February 25, 2005, between Sabine Pass LNG, L.P. and Sabine Pass LNG—GP, Inc.

7.	Lease Agreement, dated January 15, 2005, between Crain Brothers Ranch, Inc. and Sabine Pass LNG, L.P., as amended by an Amendment to Lease, dated February 24, 2005

8.	Lease Agreement, dated January 15, 2005, between Crain Lands Ranch, Inc. and Sabine Pass LNG, L.P., as amended by an Amendment to Lease, dated February 24, 2005

9.	Lease Agreement, dated January 15, 2005, between George A. Davis, Linda Dianne Dlouhy, Mary P. Lakhardi, Carmen V. Gebhardt, Sharon D. Faulk, Sandra D. Davis, Martha Davis Johnson, Lonnie A. Davis, Jr., Daniel D. Davis, Wilma Davis Bride, William Earl Guthrie, Jr., James Austin Guthrie, Edwin Scott Henry, Candace Henry Olivier, Charles Gregory Henry, Daniel Ellender, Amy Ellender and Sally Ellender Gay and Sabine Pass LNG, L.P.

10.	LNG Terminal Use Agreement, dated November 8, 2004, between Chevron U.S.A, Inc. and Sabine Pass LNG, L.P., as amended , restated, supplemented or otherwise modified from time to time.

11.	Guaranty Agreement dated December 15, 2004, executed by Chevron Corporation, guaranteeing the obligations of Chevron U.S.A. under that certain LNG Terminal Use Agreement, dated as of November 8, 2004.

Annex A

12.	LNG Terminal Use Agreement, dated September 2, 2004, between Total LNG USA Inc. and Sabine Pass LNG, L.P. as amended, restated, supplemented or otherwise modified from time to time.

13.	Parent Guarantee dated as of November 5, 2004, executed by Total S.A., guaranteeing certain payment obligations of Total LNG USA, Inc. under that certain LNG Terminal Use Agreement, dated as of September 2, 2004.

14.	Amended and Restated LNG Terminal Use Agreement, dated November 9, 2006, between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

15.	J&S Cheniere Letter Agreement, dated November 9, 2006, among J&S Cheniere, S.A., Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

16.	Indemnification Agreement, dated May 9, 2005, between Cheniere Energy, Inc. and Sabine Pass LNG, L.P.

17.	Guaranty Agreement dated November 9, 2006 executed by Cheniere Energy, Inc., guaranteeing the obligations of Cheniere Marketing, Inc., under that certain Amended and Restated LNG Terminal Use Agreement, dated as of November 9, 2006 between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

18.	Tank Contractor’s Parent Guarantee dated as of July 21, 2006 executed by Mitsubishi Heavy Industries, Ltd. in favor of Sabine Pass LNG, L.P., guaranteeing the obligations of Zachry Construction Corporation and Diamond LNG LLC, under that certain Engineering, Procurement and Construction (EPC) LNG Tank Contract, executed by and among Sabine Pass LNG, L.P., Diamond LNG LLC and Zachry Construction Corporation dated as of July 21, 2006.

A-2

Schedule 2.06(a)

Amounts Payable by Instrument or Tangible Chattel Paper

None

Schedule 2.06(c)

Investment Property

None

Schedule 2.06(f)

Commercial Tort Claims of Company

None

Schedule 4.04

UCC Filing Offices

1.	Secretary of State of the State of Delaware

2.	Clerk of Court of Cameron Parish, Louisiana, for inclusion in the Louisiana Secretary of State Master UCC Index

Schedules